Exhibit 5.1

Audrey Boone Tillman, Esq.
Executive Vice President and General Counsel

August 13, 2020

The Board of Directors
AFLAC Incorporated
1932 Wynnton Road
Columbus, Georgia 31999
Ladies and Gentlemen:
As General Counsel of AFLAC Incorporated, a Georgia corporation (the “Company”), I have represented the Company in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”), which is being filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof relating to the registration and issuance by the Company of an aggregate of up to $30,000,000 of Deferred Compensation Obligations (the "Obligations") issuable under the Aflac Incorporated Executive Deferred Compensation Plan (the “Plan”).
This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
In connection with this opinion, I am familiar with the corporate proceedings taken by the Company in connection with the authorization of the Plan and have made such other examinations of law and fact as considered necessary in order to form a basis for the opinion hereafter expressed.
I am admitted to the bar in the State of Georgia, and I do not express any opinion with respect to the law of any other jurisdiction. The opinion expressed herein is based on laws in effect on the date hereof, which are subject to change with possible retroactive effect.
Based on and subject to the foregoing, I am of the opinion that the Obligations have been duly authorized, and when arising under and paid for in accordance with the terms of the Plan, such Obligations will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Plan, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors, the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought
I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.
Very truly yours,
/s/ Audrey Boone Tillman
Audrey Boone Tillman, Esq.